UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2014

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

On May 7, 2014, Bankrate, Inc. (“Bankrate”) filed a Current Report on Form 8-K (the “May 7 Current Report”) to report, among other things, that it had completed the acquisition of Caring, Inc., a Delaware corporation (“Caring”), through the merger of a wholly owned subsidiary of Bankrate with and into Caring, with Caring continuing as the surviving corporation.  Caring’s financial statements are presented in the attached exhibits.

Bankrate is filing this amendment to the May 7 Current Report to include the financial information required by Item 9.01.

Item 9.01Financial Statements and Exhibits.

(a)Financial statements of business acquired.

The audited financial statements of Caring, Inc., including the consolidated balance sheets as of December 31, 2013 and December 31, 2012 and the related statements of operations, comprehensive loss, cash flows and stockholders’ (deficit) equity for the years ended December 31, 2013 and December 31, 2012 and notes thereto, are attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b)Pro forma financial information.

The unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2013 are attached as Exhibit 99.2 to this Current Report on Form 8-K/A.

(d)Exhibits.

23Consent of SingerLewak LLP Independent Auditor

99.1Audited financial statements of Caring, Inc. for the years ended December 31, 2013 and 2012

99.2Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014	BANKRATE, INC.
	By:	/s/ Edward J. DiMaria
Edward J. DiMaria SVP, Chief Financial Officer